UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 16, 2000

                    Wasatch Interactive Learning Corporation
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)


       Washington                     000-23180              911253514
       ----------                     ---------              ---------
(State or Other Jurisdiction  (Commission File Number  (IRS Employer Ident. No.)
      of Incorporation)


        5250 South Commerce Drive, Suite 101, Salt Lake City, Utah 84107
         ---------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (801) 261-1001
                                 --------------
               Registrant's telephone number, including area code


                                       N/A
                               -------------------
                    Former Name, if Changed Since Last Report


                                       N/A
              ----------------------------------------------------
                  Former Address, if Changed Since Last Report




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         Item 5.  Other Events

         On March 16, 2000, Wasatch Interactive Learning Corporation (the "Company") entered into an agreement (the "Securities Purchase Agreement") with Brock Road, LLC, a Cayman Islands limited liability company, to sell a 7% convertible debenture (the "Debenture"), and warrants to purchase 196,078 shares of the Company's common stock (the "Warrants") for a total purchase price of $4,000,000. The Company intends to use the net proceeds of approximately $3,560,000 for expansion of its direct sales force, delivery over the Internet of its comprehensive educational software product offering, and the balance for working capital. The securities were offered and sold pursuant to an exemption from registration under Regulation D under the Securities Act.

         The Debenture matures on March 16, 2003 and is convertible at any time prior to maturity into shares of the Company's common stock at a per share price equal to the lesser of (i) $6.25 or (ii) 80% of the average closing bid price of any five (5) non-consecutive trading days during a twenty (20) day trading period, and is subject to earlier redemption by the Company. The Warrants have an exercise price of $5.31 per share and expire on March 16, 2005.


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         Pursuant to the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement, whereby the Company committed to file, within 30 days of the funding on March 21, 2000, a registration statement for the common stock underlying the Debenture (including interest) and the Warrants, and the Company must use its best efforts to cause the registration statement to become effective within 120 days of the closing or otherwise be subject to penalties.

         The Company also announced the completion of an interim funding of $950,000 consisting of 158,334 shares of Common Stock sold at $6.00 per share. The shares were sold to a group of private investors and the proceeds are being used for expansion of the Company's direct sales force and working capital.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         99.1. Securities Purchase Agreement dated as of March 16, 2000 by and between the Company and Brock Road, LLC.

         99.2.  7% Convertible Debenture due March 16, 2003.

         99.3.  Common Stock Purchase Warrant.

         99.4. Registration Rights Agreement dated as of March 16, 2000 by and between the Company and Brock Road, LLC.





                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           WASATCH INTERACTIVE
                                           LEARNING CORPORATION
                                           (Registrant)



Date: April 4, 2000                        By:/s/ ________________________
                                           Barbara Morris, President

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